Exhibit 10.31

DTZ JERSEY HOLDINGS LIMITED

[Date]

Dear: ___________,

Re: Management Equity Incentive Plan

Enclosed please find all documents required to initiate your grant of stock options and make your co-investment of cash, deferral of 2018 bonus or a combination of both.

Please review the contents of the letter below, which describe all actions required in order to finalize the award of options and make your investment. In addition, please review the attached “Documentation Execution Process” reference guide which describes all required actions in order to successfully initiate your participation in the Management Equity Incentive Plan.

Please feel free to contact Melissa Kearney (melissa.a.kearney@cushwake.com) or Scott Fuller (scott.fuller@cushwake.com) should you have any questions.

TPG Asia VI SF Pte. Ltd, PAGAC Drone Holding I LP, and 2339532 Ontario Ltd (together, the “Consortium”) and, DTZ Jersey Holdings Limited (“Holdings”), are offering you the opportunity to purchase limited liability shares of Holdings (the “Shares”) at a price per Share equal to $1.70, pursuant to the terms of this letter agreement (the “Agreement”).

1.         Sale and Purchase of Shares. By completing and returning the attached Acceptance Form (the “Acceptance Form”), you agree to deliver, on or before May 9, 2018, the amount in cash specified by you in the Acceptance Form (your “Cash Subscription”) pursuant to a wire transfer in accordance with the instructions on the Acceptance Form– or you agree to accept a grant or Restricted Stock Units in lieu of receiving an equivalent amount of your 2018 bonus (payable in March 2019). In exchange for, and conditioned upon timely receipt of your Acceptance Form, you will receive a number of Shares having an aggregate value equal to the amount of your investment as indicated on the Acceptance Form. Holdings is not obligated to issue physical certificates to you, and may elect to record your interest in Holdings in book entry instead.

2.         Acceptance and Closing. Except as otherwise agreed by you and Holdings, the closing of your purchase of Shares as contemplated by this Agreement shall occur on or before May 31, 2017 (the “Closing Date”), subject to Section 3 hereof and subject to (i) the timely receipt by Holdings of an amount in cash from you equal to the amount of your Cash Subscription, (ii) your execution of the management stockholders’ agreement, attached hereto as Exhibit A (the “Stockholders’ Agreement”) and provision of the executed copy to Holdings no later than May

18, 2018, and (iii) your execution of the shareholder nominee agreement attached hereto as Exhibit B (the “Shareholder Nominee Agreement” and together with the Stockholders’ Agreement, the “Shareholder Agreements”) and provision of the executed copy to Holdings no later than May 18, 2018. You may accept this offer and the terms of this Agreement by completing and returning the Acceptance Form below on or before May 18, 2018.

3.         Limitation. Holdings, in its sole discretion, may limit the number of Shares that you may purchase, and therefore may choose not to accept some or all of your investment election, in which case any amounts previously paid by you, if any, will be returned to you as soon as practicable and in no event later than the 30th day following the Closing Date.

4.         Shareholder Agreements. By completing and returning the Acceptance Form below, you agree to execute the Shareholder Agreements. You acknowledge that following your execution of the Shareholder Agreements you will be subject to the terms and conditions thereof with respect to your Shares.

5.         Other Company Interests. You acknowledge that any other equity or equity-based interests that you acquire in the Company will be treated in accordance with the terms and conditions of the subscription agreement, plan, grant agreement and/or other agreement governing such equity or equity-based interests, and unless expressly provided otherwise in writing, such interests shall also be subject to the terms of the Shareholder Agreements, whether or not the Shareholder Agreements are separately executed with respect to such interests.

6.         Representations and Warranties.

(a)         Holdings hereby represents and warrants to you that the statements in this Section 6(a) are true and correct as of the date of this Agreement:

(i)         Holdings has the requisite power, authority and capacity to execute this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and

(ii)        This Agreement has been duly and validly executed and delivered by Holdings and constitutes a legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, except to the extent that such validly binding effect and enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally.

(b)         You hereby represent and warrant to Holdings and the Consortium that the statements in this Section 6(b) are true and correct as of the date of this Agreement and will continue to be true and correct until you dispose of the Shares:

(i)         You have the requisite power, authority and capacity to execute this Agreement, to perform your obligations under this Agreement and to consummate the transactions contemplated hereby;

(ii)     The Shares are being acquired for your own account, for investment purposes only and not with a view to or in connection with any distribution, reoffer, resale, public offering or other distribution thereof not in compliance with the Securities Act of 1933, as amended (the “Securities Act”), any applicable United States federal or state securities laws or regulations, or the securities laws of any other applicable jurisdiction;

(iii)      You (check the applicable box) ARE ☐ or ARE NOT ☐ an “accredited investor,” as defined in Rule 501(a) under the Securities Act, which means:

(1)         A person whose individual net worth, or joint net worth with their spouse, exceeds U.S.$1,000,000 (without including the person’s primary residence as an asset); or

(2)         A person whose income exceeded U.S.$200,000 in each of the two most recent years, or joint income with their spouse exceeded U.S.$300,000 in each of those years, and who has a reasonable expectation of reaching the same income level in this year;

(iv)      You possess such expertise, knowledge, experience and sophistication in financial and business matters generally and in making investments of this type specifically that you are capable of evaluating the merits and risks of purchasing the Shares;

(v)        During the course of the offering of the Shares and prior to the date hereof, Holdings has made available to you the opportunity to ask questions of, and receive answers from, persons acting on behalf of Holdings concerning the terms and conditions of the offering of the Shares, and to obtain any additional information that you desire relating to Holdings and the risks related to the investment in Shares that you have deemed necessary to make a complete evaluation thereof;

(vi)      You have had an opportunity to consult an independent tax and legal advisor and your decision to acquire the Shares for investment has been based solely upon your evaluation;

(vii)     No representations or warranties, oral or otherwise, have been made to you or any party acting on your behalf in connection with the offer and sale of the Shares other than the representations and warranties specifically set forth in this Agreement and you have not relied on any information provided by Holdings, the Consortium, or any affiliate of Holdings or the Consortium, in connection with your decision to acquire the Shares;

(viii)   You understand that there are substantial risks involved with acquiring and holding the Shares, including that there is not expected to be any public or other market for the Shares, and that there can be no assurance as to when, or whether, any such market will develop, and you represent that you are financially able to sustain a complete loss of the investment represented by the Shares and are able to bear the economic risk of such investment for an indefinite period of time; and

(ix)      You are aware that the Shareholder Agreements provide significant restrictions on your ability to dispose of the Shares.

You acknowledge and agree that if, following the date hereof, Holdings determines that any of the representations made by you under this Section 6(b) is inaccurate, any sale of Shares to you may, in the sole discretion of Holdings, be rescinded and the Cash Subscription that you have paid in respect of the Shares will be promptly returned to you and the transfer of such Shares to you shall be deemed null and void.

7.         No Registration. You are hereby advised that the Shares are not being registered under the Securities Act upon the basis that the sale of Shares to you is exempt from such registration requirements pursuant to regulations promulgated by the Securities and Exchange Commission, and that reliance by the Company on such exemption is predicated in part on your representations set forth in Section 6(b) of this Agreement, and, as a result, the Shares cannot be resold by you unless they are registered under the Securities Act and applicable state securities laws (and the securities laws of any other applicable jurisdiction) or unless an exemption from such registration is available. Holdings is not under any obligation to effect such registration with respect to the Shares or to file for or comply with any exemption from registration. For purposes of clarity, even if the Shares are registered under the Securities Act and applicable state securities laws (and the securities laws of any other applicable jurisdiction) or an exemption from registration is available, the provisions of the Shareholder Agreements may further restrict your ability to sell or otherwise transfer the Shares.

8.         Taxes. No representations or warranties of any kind are given to you regarding the tax consequences to you of purchasing, holding, or disposing of Shares. You should consult your own tax adviser in determining and evaluating the tax consequences to you of holding the Shares pursuant to U.S. federal tax law, as well as the application of any other state, local, foreign, or other tax laws to which you may be subject. This document has been written to support the marketing of the Shares, and was not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding U.S. federal tax penalties.

9.         Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

10.        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

*             *             *             *             *

Please sign your name on the space provided below and please indicate whether you would like to invest in Holdings by completing and executing the Acceptance Form attached to the end of this Agreement.

Sincerely,

DTZ Jersey Holdings Limited

By:
Title:

Agreed to and Accepted by:

Signature

Please print your name and address:

S-1

Acceptance of Offer to Acquire Shares of Holdings (the “Acceptance Form”)

Pursuant to the terms and conditions set forth in the letter to me dated May 9, 2018, I,                 , hereby elect to make an investment in Holdings and acquire Shares in the amount and manner below:

1) Deferral of 2018 bonus into Restricted Stock Units = $                                    . At $1.70 per unit, this is equal to                              units.

Please complete the DTZ Jersey Holdings Limited Restricted Stock Unit Grant Agreement.

2) Cash Subscription = $                        . At $1.70 per Share, this is equal to                      Shares.

Please wire transfer the amount of the Cash Subscription to Holdings using the following wire transfer instructions:

Bank Name:	JPMorgan Chase Bank NA
Routing Number:	ABA: #########
SWIFT:	SWIFT: ########
Account Name:	DTZ JERSEY HOLDINGS LIMITED
Account Number:	#########

Signature

Name

Date

1